EXHIBIT 10(a)

                 FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT


     THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (the "Amendment") is made as of this 30th day of June, 2002, by and between RONSON CONSUMER PRODUCTS CORPORATION, a New Jersey corporation (the "Borrower") and SUMMIT BUSINESS CAPITAL CORP. (successor-in-interest to Summit Bank) (the "Lender").
     WHEREAS, the Borrower and the Lender are parties to a certain Loan and Security Agreement dated January 6, 1995 as amended from time to time (collectively, the "Loan Agreement"), relating to financing by the Lender to the Borrower (all capitalized terms used, but not specifically defined herein, shall have the meaning provided for such terms in the Loan Agreement); and
     WHEREAS, the Borrower has requested and the Lender has agreed to make certain revisions to the terms and conditions of the Loan Agreement, as amended by the Amendment; and
     WHEREAS, to induce the Lender to amend certain terms and conditions of the Loan Agreement, the Borrower has offered to execute and deliver the Amendment.
     NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lender and the Borrower agree as follows:

     1. As of the date of this Amendment, Section 1.1 (aq) of the Loan Agreement is amended in its entirety as follows:

          (aq) "Revolving Loan Final Maturity Date": June 30, 2005.

     2. As of the date of this Amendment, Subsection 2.1(i) of the Loan Agreement is amended in its entirety to read as follows:

          (i) Should this Borrower terminate the Revolving Loan prior to the Revolving Loan Final Maturity Date, the Borrower shall pay all other fees due to the Lender under the Loan Agreement, including, without limitation, any deferred fees set forth herein, along with a prepayment/termination premium in an amount equal to:

               (i) one (1%) percent of the maximum amount of the Revolving Loan if terminated on or before June 30, 2003;
               (ii) three-quarters (.75%) percent of the maximum amount of the Revolving Loan if terminated on or before June 30, 2004; and
               (iii)one-half (.50%) percent of the maximum amount of the Revolving Loan if terminated on or before June 30, 2005.

     3. As of the date of this Amendment, Subsection 2.1(c) of the Loan Agreement is hereby amended by adding the following after the last sentence thereof:

     Provided no Event of Default has occurred or is continuing, commencing December 31, 2002 and each quarter-end thereafter, if Borrower's ratio of EBITDA to Fixed Charges (as set forth in Subsection 6.33(e)) is greater than 1.2 to 1.0 and the ratio of unsubordinated debt to Minimum Tangible Capital Funds is less
---
than 2.5 to 1.0 for such quarter, the interest rate applicable to Revolving Loans may be reduced to the Floating Base Rate plus one (1%) percent per annum
                                                 ----
effective the fiscal quarter after determination by the Lender of such financial covenant compliance. Otherwise, the rate applicable to Revolving Loans shall be the Floating Base Rate plus one and one-half (1.5%) percent per annum. For the
                       ----
purposes herein, the term "Floating Base Rate" shall mean the rate of interest announced or quoted by Fleet National Bank ("Bank") from time to time as its prime rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if such prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Floating Base Rate.

     4. As of the date of this Amendment, Subsection 2.1(j) of the Loan Agreement is deleted in its entirety with no material to be placed in its stead. Any reference in the Loan Agreement to "Acceptances" shall be deemed deleted and no further Acceptances shall be made available to the Borrower.

     5. As of the date of this Amendment, Sections 5.9, 5.12 and 5.14 of the Loan Agreement are hereby amended to read as follows:

          5.9.  Ownership and Liens.  The Borrower has good and marketable title
                -------------------
to all of its properties and assets, including, without limitation, the Collateral, or the power to transfer its properties and assets


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and its title in such properties and assets including the Collateral, subject to no Liens except for permitted exceptions. The security interest granted in Subsection 3.1 constitutes valid Liens in the Collateral, subject to no equal or prior Liens except for permitted exceptions described in Subsection 6.7.

          5.12.  Name  Change,  Mergers.  Within  the  last six (6)  years,  the
                 ----------------------
Borrower has not changed its name, been the surviving corporation of a merger or consolidation, changed its state of incorporation or acquired all or substantially all of the assets of any Person.

          5.14. Location of Collateral and Books and Records.
                --------------------------------------------
               (a) All of the Collateral is located only at Corporate Park III, Somerset New Jersey and 3 Ronson Road, Woodbridge, New Jersey.

               (b) All of the records of the Borrower relating to the Collateral, and the other books, records, journals, orders, receipts, and correspondence of the Borrower, are located at only the principal place of business and other places of business of the Borrower set forth in Subsection 5.13, except the corporate minute book and related records of the Borrower which are or may be maintained at the office of the Borrower's counsel.

               (c) The Borrower's chief executive office is located in Somerset, New Jersey and the state of incorporation is New Jersey.

               (d) The Borrower's exact legal name is set forth in the preamble of this Amendment.

     6. As of the date of this Amendment, Subsection 6.31 and 6.32 of the Loan Agreement is amended to read as follows:

          6.31 The Borrower shall pay to the Lender an annual collateral management fee in an amount equal to Eight Thousand ($8,000.00) Dollars to be paid by the Borrower in equal consecutive quarterly installments commencing September 30, 2002 and continuing during the term of the Loan Agreement. The collateral management fee shall be deemed fully earned and non-refundable upon each due date hereof.

          6.32 The Borrower shall pay to the Lender an annual documentary letter of credit facility fee in an amount equal to one-half of one (1/2%) percent of the maximum amount of the Revolving Loan available for documentary letters of credit, to be paid by the Borrower in equal consecutive quarterly installments commencing September 30, 2002 and continuing for the term of the Loan Agreement. The documentary letter of credit fee shall be deemed fully earned and non-refundable upon each due date hereof.


     7. As of the date of this Amendment, Subsections 6.33(a), 6.33(b) and 6.33(d) of the Loan Agreement are amended in their entirety to read as follows:


          (a) Minimum Tangible Capital Funds of not less than Two Million Five Hundred Fifty Thousand ($2,550,000.00) Dollars at any time (to be tested quarterly). For the purposes of this covenant, Accounts due from Ronson Corporation of Canada, Ltd. shall not be included in the calculation.

          (b) A ratio of unsubordinated debt to Minimum Tangible Capital Funds of not greater than 3.00 to 1 at any time (to be tested quarterly).

          (d) A Minimum Net Profit of not less than Fifty Thousand ($50,000.00) Dollars (net of management charges/fees and taxes) for the fiscal year ending December 31, 2002 and at each fiscal year end thereafter.

     8. As of the date of this Amendment, Subsection 6.33(c) is deleted in its entirety with no material to be placed in its stead.

     9. As of the date of this Amendment, a new Subsection 6.33(e) is hereby added to the Loan Agreement as follows:

          (e) A ratio of EBITDA to Fixed Charges of not less than 1.1 to 1.0 (to be tested on a rolling four quarter basis commencing September 30, 2002). For the purpose of this covenant, EBITDA shall mean for any period, a Person's earnings (or loss) (but excluding therefrom extraordinary items and non-recurring gains) before interest, taxes, depreciation and amortization plus
                                                                            ----
management administration charges minus unfunded capital expenditures minus cash
                                  -----                               -----
taxes paid minus cash  transfers to  Affiliates  made in the ordinary  course of
           -----
business minus  distributions  (if any).  Cash transfers to Affiliates  shall be
         -----
permitted under the Loan Agreement and reported to the Lender on a monthly basis in summary form acceptable to the Lender. Fixed Charges shall mean the current portion of long term indebtedness plus interest for any period, all determined in accordance with generally accepted accounting principles, consistently applied. As used herein, Person shall mean an individual, corporation, partnership, limited liability company, association, unincorporated organization or any other legally recognizable entity.

     10. As of the date of this Amendment,  Subsection  6.35(a)(v),  (c)(iv) and
(f) and 6.37(d) are hereby deleted with no material to be placed in its stead.

     11. As of the date of this Amendment, Subsection 6.39 of the Loan Agreement is hereby amended to read as follows:

          The aggregate sum of all advances, accounts and notes receivable due to the Borrower from Ronson Corporation and the Affiliated Companies, with the exception of Ronson Corporation of Canada, Ltd. shall not exceed at any one time Four Million Five Hundred Thousand ($4,500,000.00) Dollars as of December 31, 2001 and at any time thereafter (to be tested quarterly).

     12. As of the date of this Amendment, Subsection 10.9 of the Loan Agreement shall be amended by deleting the reference to the address "4900 Route 70, Pennsauken, New Jersey 08109-4792" and inserting "4 Penn Center, 1600 John F. Kennedy Boulevard, Philadelphia, Pennsylvania 19103--Attn: Vincent Giglio, Vice President".

     13. As of the date of this Amendment, the Loan Agreement is hereby amended by adding the following:

               Security Agreement Provisions Addressing Article 9
               --------------------------------------------------

               (a)  Concerning  Article 9 of the Uniform  Commercial  Code.  The
                    ------------------------------------------------------
parties acknowledge and agree to the following provisions of this Amendment relative to the application of Article 9 of the Uniform Commercial Code as now in effect in the State of New Jersey ("Article 9").

               (b)  Attachment.  The  Collateral  is all assets of the Borrower,
                    ----------
whether or not within the scope of Article 9. The Collateral shall include, without limitation, the following categories of assets as defined in Article 9: goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software), supporting obligations and any and all proceeds of any thereof, wherever located, whether now owned and hereafter acquired. If the Borrower shall at any time, acquire a commercial tort claim, as defined in
Article 9, the Borrower shall immediately notify the Lender in writing signed by the Borrower of the brief details thereof and grant the Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Lender.

               (c) Additional Grant of Security Interest in Specified  Property.
                   -------------------------------------------------------------
Borrower acknowledges and agrees that in addition to the items previously described as constituting Collateral, it hereby gives, grants, bargains, assigns and confirms that it has granted a security interest in the following now owned or hereafter acquired and wherever located properties, assets and rights of the
Borrower:

               All other goods, rights to payment of money, insurance refund claims and all other insurance claims and proceeds, tort claims, electronic chattel paper, securities and other investment property, rights to proceeds of letters of credit, letter of credit rights, supporting obligations of every nature, all tax refund claims, license fees, rights to sue and recover for past infringement of patents, trademarks and copyrights, computer programs, computer software, engineering drawings, customer lists, goodwill and all licenses, permits, agreements of any kind or nature pursuant to which (i) the Borrower operates or has authority to operate, (ii) the Borrower possesses, uses or has authority to possess or use property (whether tangible or intangible) of others, or (iii) others possess, use or have authority to possess or use property
(whether tangible or intangible) of the Borrower, and all recorded data of any kind or nature, regardless of the medium of recording, including without limitation, all software, writings, plans, specifications and schematics.

               Nothing herein contained in the Amendment or Loan Agreement shall be construed to narrow the scope of Lender's security interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges or remedies of the Lender hereunder except (and then only to the extent) as mandated by Article 9 to the extent then applicable.

               The Borrower further acknowledges and agrees that the grant of Collateral in this Agreement covers, and is intended to cover, all assets of the Borrower.

               Notwithstanding anything contained in the Amendment to the contrary, any grant of a security interest in patents, trademarks and rights therein is only to the extent necessary to exercise the license granted to the Lender pursuant to Subsection 8.5 of the Loan Agreement.


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

               (d)  Perfection  by  Filing.  The Lender may at any time and from
                    ----------------------
time to time, pursuant to the provisions of the Loan Agreement, file financing statements, continuation statements and amendments thereto that describe the Collateral as all assets Borrower or words of similar effect and which contain any other information required by Part 5 of Article 9 for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether the Borrower is an organization, the type of organization and any organization identification number issued to the Borrower. The Borrower agrees to furnish any such information to the Lender promptly upon request. Any such financing statements, continuation statements or amendment may be signed by the Lender on behalf of the Borrower, as provided in the Loan Agreement, and may be filed at any time in any jurisdiction.

               (e) Other  Perfection,  etc. The  Borrower  shall at any time and
                   -----------------------
from time to time, whether or not Article 9 is in effect in any particular jurisdiction, take such steps as the Lender may reasonably request for the Lender (a) to obtain an acknowledgment, in form and substance satisfactory to the Lender, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the Lender, (b) to obtain "control" of any investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such terms are defined in Article 9 with corresponding provisions in Rev. ss.ss. 9-104, 9-105, 9-106 and 9-107 relating to what constitutes "control" for such items of Collateral), with any agreements establishing control to be in form and substance satisfactory to the Lender, and
(c) otherwise to insure the continued perfection and priority of the Lender's security interest in any of the Collateral and of the preservation of its rights therein.

     14. The Borrower shall pay on demand all legal fees, recording expenses and other reasonable and necessary disbursements of the Lender and its counsel incident to the preparation, execution and delivery of this Amendment.

     15. In consideration of the Lender's agreement to (i) extend the maturity date of the Revolving Loan and (ii) otherwise amend certain terms and conditions of the Loan Agreement as set forth herein, the Borrower shall pay to the Lender upon the execution hereof, a non-refundable renewal fee in an amount equal to Five Thousand ($5,000.00) Dollars, which is and shall be deemed to be earned upon execution hereof. The Borrower hereby authorizes the Lender to charge the Borrower's Revolving Loan or demand deposit account maintained with the Lender for the payment of this renewal fee.

     16. The Borrower acknowledges that its obligations to the Lender pursuant to the Loan Agreement, as amended herein, are due and owing by the Borrower to the Lender without any defenses, set-offs, recoupments, claims or counterclaims of any kind as of the date hereof. To the extent that any defenses, set-offs, recoupments, claims or counterclaims may exist as of the date hereof, the Borrower waives and releases the Lender from the same.

     17. The Borrower hereby agrees with, reaffirms and acknowledges the representations and warranties contained in the Loan Agreement. Furthermore, the Borrower represents that the representations and warranties contained in the Loan Agreement continue to be true and in full force and effect. This agreement, reaffirmation and acknowledgment is given to the Lender by the Borrower without defenses, claims or counterclaims of any kind. To the extent that any such defenses, claims or counterclaims against the Lender may exist, the Borrower waives and releases the Lender from the same.

     18. The Borrower ratifies and reaffirms all terms, covenants, conditions and agreements contained in the Loan Agreement. All terms, covenants, representations and warranties made to Lender by Borrower in the Loan Agreement are to be true, accurate and complete for the duration of the term of the Loan Agreement.

     19. All other terms and conditions of the Loan Agreement, and any and all Exhibits annexed thereto and all other writings submitted by the Borrower to the Lender pursuant thereto, shall remain unchanged and in full force and effect.

     20. This Amendment shall not constitute a waiver or modification of any of the Lender's rights and remedies or of any of the terms, conditions, warranties, representations, or covenants contained in the Loan Agreement, except as specifically set forth above, and the Lender hereby reserves all of its rights and remedies pursuant to the Loan Agreement and applicable law.

     21. The failure of the Borrower to satisfy any of the terms and conditions of this Amendment shall constitute an Event of Default under the Loan Agreement, and the Lender shall be entitled to all of its rights and remedies under the Loan Agreement and applicable law.

     22. This Amendment may be executed in counterparts, each of which, when taken together, shall be deemed to be one and the same instrument.


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

  Executed on the date first written above.


WITNESS:                          RONSON CONSUMER PRODUCTS
                                  CORPORATION

 /s/ Daryl K. Holcomb              By: /s/ Louis V. Aronson II
 --------------------                  -----------------------
      Daryl K. Holcomb                     Louis V. Aronson, II
      Vice President and Chief             President and Chief Executive Officer
      Financial Officer

                                 SUMMIT BUSINESS CAPITAL CORP.,
                                 successor-in-interest to Summit Bank


                                 By: /s/ Vincent Giglio
                                     ------------------
                                         Vincent Giglio, Vice President





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